UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

7th Amendment to KeyBank Facility

On December 18, 2018, S&W Seed Company (the "Company") entered into a Seventh Amendment Agreement (the "Seventh Amendment") with KeyBank National Association ("KeyBank"), amending the Company's Credit and Security Agreement with KeyBank, dated as of September 22, 2015 (as amended, the "Credit Agreement"). The Seventh Amendment, among other things, (i) excludes from the definition of a Change in Control (as defined in the Credit Agreement) certain acquisitions of the Company's shares by MFP Partners, L.P. ("MFP"), and (ii) permits the Company to incur subordinated indebtedness with MFP in an amount not to exceed $7,000,000.

MFP Short Term Loan

Also on December 18, 2018, the Company entered into a Loan and Security Agreement (the "MFP Loan Agreement") with MFP, pursuant to which the Company may borrow up to $5,000,000 (the "MFP Short Term Loan"), in minimum increments of $1,000,000, from MFP during the period beginning on December 18, 2018 and ending on the earlier to occur of (i) March 18, 2019 and (ii) certain specified events of default (the "Draw Period"). Pursuant to the MFP Loan Agreement, interest will accrue on outstanding principal at a fixed per annum rate of 6.0%. In addition, the Company is obligated to pay to MFP a fee equal to 2.0% of each advance under the MFP Loan Agreement.

The Company is not required to make any principal or interest payments during the Draw Period, and any unpaid principal balance, together with all accrued but unpaid interest thereon, will become due and payable on the last day of the Draw Period. Concurrently with the execution of the MFP Loan Agreement, the Company drew down $1,000,000 under the MFP Loan Agreement, which was disbursed to the Company on December 21, 2018.

The MFP Loan Agreement includes customary affirmative and restrictive covenants and also includes standard events of default, including payment defaults. The MFP Short Term Loan is secured by certain fixed assets recently acquired by the Company, as well as certain accounts receivable and inventory. Upon the occurrence of an event of default, MFP may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the MFP Loan Agreement.

One of the Company's directors, Alexander C. Matina, is Vice President of Investments of the general partner of MFP. MFP is the Company's largest shareholder.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the MFP Loan Agreement provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On or before December 31, 2018, the Company expects to enter into an additional amendment to the Credit Agreement to, among other things, increase the total commitment amount of the credit facility to $45.0 million and extend the term of the credit facility to December 31, 2020. The Company entered into the MFP Loan Agreement to provide additional available loan capacity pending completion of this additional amendment.

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Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding a possible increase and extension of the Company's credit facility with KeyBank, and the Company's current plans for additional drawdowns under the MFP Loan Agreement. Words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually," or "projected" and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in such statements, including the risks that the Company may not secure an additional amendment to the KeyBank credit facility as expected, or at all, and that the Company may therefore require additional funding from MFP. Other risks are identified in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and in the Company's other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Seventh Amendment Agreement by and between the Company and KeyBank, dated December 18, 2018.
10.2	Loan and Security Agreement by and between the Company and MFP, dated December 18, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: December 26, 2018

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

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